PROVIDENT ENERGY TRUST ANNOUNCES
2002 YEAR END RESULTS CONFERENCE CALL & WEBCAST

NEWS RELEASE NUMBER 8-03	March 17, 2003

CALGARY, ALBERTA – Provident Energy Trust (“Provident”) (TSX – PVE.UN; AMEX – PVX) announced today that a conference call and webcast for interested investors, analysts, brokers and media representatives to review Provident’s 2002 Year End results with Senior Management is scheduled for Tuesday, March 18, 2003 commencing at 11:00 a.m. Mountain time (1:00 p.m. Eastern time).

To participate in the telephone conference call, please dial (416) 695-5261 in the Toronto area and 1-877-888-4210 for all other areas of Canada and the United States and request the Provident conference call, reservation no. T407648C. This call will also be available for replay until April 18, 2003 by dialing 1-866-518-1010.

The webcast is accessible from Provident’s website at www.providentenergy.com.

Provident Energy Trust is Calgary based, open-ended oil and gas trust that acquires, develops, produces and markets crude oil, natural gas and natural gas liquids and provides monthly cash distributions to its unitholders.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

For further information contact:

THOMAS W. BUCHANAN, Chief Executive Officer Phone (403) 296-2232	RANDALL J. FINDLAY, President Phone (403) 781-5343	MARK N. WALKER, Vice President, Finance & Chief Financial Officer Phone (403) 781-5305

Corporate Head Office:
900, 606 – 4th Street S.W	Phone:(403) 296-2233
Calgary, Alberta	Toll Free: 1-800-587-6299
Canada T2P 1T1	Fax:(403) 261-6696

www.providentenergy.com	E-mail: info@providentenergy.com